Exhibit 99.1

Vivint Completes Refinancing Transactions

PROVO, UT—February 14, 2020—Vivint Smart Home, Inc. (NYSE: VVNT) (together with its subsidiaries, “Vivint” or the “Company”) and APX Group Holdings, Inc. (“APX Group Holdings”), Vivint’s indirect subsidiary, today announced that APX Group, Inc. (“APX”), a direct, wholly owned subsidiary of APX Group Holdings, completed its offering of $600.0 million aggregate principal amount of senior secured notes (the “Notes”) in a private placement. The Notes will bear interest at 6.75% per annum and are due in 2027.

Vivint also announced that, concurrently with the Notes offering, APX amended and restated the credit agreements governing its existing revolving credit facility and existing term loan credit facility (the “Concurrent Refinancing Transactions”). In connection therewith, APX, among other things, (i) extended the maturity date with respect to certain commitments under the revolving credit facility and increased the aggregate commitments in respect of the revolving credit facility to $350.0 million and (ii) incurred $950.0 million aggregate principal amount of term loans.

Vivint intends to use the net proceeds from the Notes offering and Concurrent Refinancing Transactions, together with the proceeds from its previously announced merger with Mosaic Acquisition Corp. completed on January 17, 2020, to (i) redeem all of APX’s outstanding 8.750% Senior Notes due 2020 (the “2020 Notes Redemption”), (ii) redeem all of APX’s outstanding 8.875% Senior Secured Notes due 2022 (the “2022 Private Placement Notes Redemption”), (iii) refinance in full the existing borrowings under APX’s existing term loan facility and revolving credit facility, (iv) redeem $223.0 million aggregate principal amount of APX’s outstanding 7.875% Senior Secured Notes due 2022 (the “existing 7.875% Notes Redemption” and, together with the 2020 Notes Redemption and the 2022 Private Placement Notes Redemption, the “Redemptions”) and (v) pay the related accrued interest, fees and expenses related thereto. APX irrevocably deposited funds with the applicable trustee and/or paying agent to effect the Redemptions and to satisfy and discharge all of APX’s remaining obligations under the indenture governing APX’s 8.750% Senior Notes due 2020 and the note purchase agreement governing APX’s 8.875% Senior Secured Notes due 2022. Vivint intends to use any remaining net proceeds for general corporate purposes, which may include repayment of additional indebtedness.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Vivint Smart Home

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.5 million customers throughout the United States and Canada.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements are subject to various risks, uncertainties and assumptions including, among others, the risk that the Mosaic Transaction disrupts the Company’s current plans and operations, the ability to realize the anticipated benefits of the Mosaic Transaction, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably, costs related to the Mosaic Transaction, risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process, the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors, litigation, complaints, product liability claims and/or adverse publicity, the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability, increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements, cost increases or shortages in security and smart home technology products or components, the introduction of unsuccessful new Smart Home Services, privacy and data protection laws, privacy or data breaches or the loss of data, the impact to the Company’s business and results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and our ability to successfully compete in retail sales channels and risks related to our exposure to variable rates of interest with respect to our revolving credit facility and term loan facility. In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Vivint’s proxy statement/information statement/prospectus dated December 26, 2019, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on December 26, 2019 and APX Group Holdings’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018 filed with the SEC, as such factors may be updated from time to time in Vivint’s and APX Group Holdings’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Vivint’s and APX Group Holdings’s filings with the SEC. Vivint and APX Group Holdings undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

2